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                                                                   Exhibit 10(c)















                              CLEVELAND-CLIFFS INC
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN
               (as Amended and Restated Effective January 1, 2001)
               ---------------------------------------------------































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                                TABLE OF CONTENTS

                                                                      PAGE



1.       Definitions......................................................1

2.       Determination of the Supplemental Pension Plan Benefit...........2

3.       Payment of the Supplemental Pension Plan Benefit.................3

4.       General..........................................................3

5.       Adoption of Supplemental Retirement Benefit Plan.................5

6.       Miscellaneous....................................................5

7.       Amendment and Termination........................................6

8.       Effective Date...................................................7


















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                              CLEVELAND-CLIFFS INC
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN
               (as Amended and Restated Effective January 1, 2001)
               ---------------------------------------------------


                  WHEREAS, Cleveland-Cliffs Inc ("Cleveland-Cliffs") and its subsidiary corporations and affiliates have established, or may hereafter establish, one or more qualified retirement plans;

                  WHEREAS, the qualified retirement plans, pursuant to Sections 401(a) and 415 of the Internal Revenue Code of 1986, as amended, place certain limitations on the amount of contributions that would otherwise be made thereunder for certain participants;

                  WHEREAS, Cleveland-Cliffs now desires to provide for the contributions which would otherwise have been made for such participants under certain of its qualified retirement plans except for such limitations, in consideration of services performed and to be performed by each such participant for Cleveland-Cliffs and its subsidiaries and affiliates; and

                  WHEREAS, Cleveland-Cliffs has entered into, and Cleveland-Cliffs and its subsidiary corporations and affiliates may in the future enter into, agreements with certain executives providing for additional service credit and/or other features for purposes of computing retirement benefits, in consideration of services performed and to be performed by such executives for Cleveland-Cliffs and its subsidiaries and affiliates.

                  NOW, THEREFORE, Cleveland-Cliffs hereby amends and restates and publishes the Supplemental Retirement Benefit Plan heretofore established by it, which shall contain the following terms and conditions:

         1. DEFINITIONS. A. The following words and phrases when used in this Plan with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise. The masculine whenever used in this Plan shall include the feminine.

                  B. "AFFILIATE" shall mean any partnership or joint venture of which any member of the Controlled Group is a partner or venturer and which shall adopt this Plan pursuant to paragraph 6.

                  C. "BENEFICIARY" shall mean such person or persons (natural or otherwise) as may be designated by the Participant as his Beneficiary under this Plan. Such a designation may be made, and may be revoked or changed (without the consent of any previously designated Beneficiary), only by an instrument (in form acceptable to Cleveland-Cliffs) signed by the Participant and may be revoked or changed (without the consent of any previously designated Beneficiary), only by an instrument (in form acceptable to Cleveland-Cliffs) signed by the Participant and filed with Cleveland-Cliffs prior to the Participant's death. In the absence of such a designation and at any other time when there is no existing Beneficiary designated by the Participant to whom payment is to be made pursuant to his designation, his Beneficiary shall be his beneficiary under the Pension Plan. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be


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made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary. If two or more persons designated as a Participant's Beneficiary are in existence, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provided to the contrary. Notwithstanding the foregoing, the Beneficiary of a Participant who elects the form of benefit elected by the Participant under the Pension Plan shall be the same beneficiary designated by him or her thereunder.

                  D. "CODE" shall mean the Internal Revenue Code of 1986, as it has been and may be amended from time to time.

                  E. "CODE LIMITATIONS" shall mean the limitations imposed by Sections 401(a) and 415 of the Code, or any successor thereto, on the amount of the benefits which may be payable to a Participant from the Pension Plan.

                  F. "CONTROLLED GROUP" shall mean Cleveland-Cliffs and any corporation in an unbroken chain of corporations beginning with Cleveland-Cliffs, if each of the corporations other than the last corporation in the chain owns or controls, directly or indirectly, stock possessing not less than fifty percent of the total combined voting power of all classes of stock in one of the other corporations.

                  G. "EMPLOYER(S)" shall mean Cleveland-Cliffs and any other member of the Controlled Group and any Affiliate which shall adopt this Plan pursuant to paragraph 5.

                  H. "PARTICIPANT" shall mean each person (i) who is a participant in the Pension Plan, (ii) who is a senior corporate officer of Cleveland-Cliffs or a full-time salaried employee of an Employer who has a Management Performance Incentive Plan Salary Grade of EX-28 or above, and (iii) who as a result of participation in this Plan is entitled to a Supplemental Benefit under this Plan. Each person who is as a Participant under this Plan shall be notified in writing of such fact by his Employer, which shall also cause a copy of the Plan to be delivered to such person.

                  I. "PENSION PLAN" shall mean, with respect to any Participant, the defined benefit plan specified on Exhibit A hereto in which he participates.

                  J. "SUPPLEMENTAL AGREEMENT" shall mean, with respect to any Participant, an agreement between the Participant and an Employer, and approved by Cleveland-Cliffs if it is not the Employer, which provides for additional service credit and/or other features for purposes of computing retirement benefits.

                  K. "SUPPLEMENTAL BENEFIT" or "SUPPLEMENTAL PENSION PLAN BENEFIT" shall mean a retirement benefit determined as provided in paragraph 2.

                  L. "SUPPLEMENTAL RETIREMENT BENEFIT PLAN" or "PLAN" shall mean this Plan, as the same may hereafter be amended or restated from time to time.

         2. DETERMINATION OF THE SUPPLEMENTAL PENSION PLAN BENEFIT. Each Participant or Beneficiary of a deceased Participant whose benefits under the Pension Plan payable or accrued






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on or after January l, 1995 are reduced (a) due to the Code Limitations, or (b)
due to deferrals of compensation by such Participant under the Cleveland-Cliffs Inc Voluntary Non-Qualified Deferred Compensation Plan (the "Deferred Compensation Plan"), and each Participant who has entered into a Supplemental Agreement with his Employer (and, where applicable a Beneficiary of a deceased Participant), shall be entitled to a Supplemental Pension Plan Benefit, which shall be determined as hereinafter provided. The Supplemental Pension Plan Benefit at December 31, 2000 shall be a monthly retirement benefit equal to the difference between (i) the amount of the monthly benefit payable or accrued to the Participant or his Beneficiary under the Pension Plan, determined under the Pension Plan as in effect on December 31, 2000, but calculated without regard to any reduction in the Participant's compensation pursuant to the Deferred Compensation Plan, and as if the Pension Plan did not contain a provision (including any phase-in or extended wear away provision) implementing the Code Limitations, and after giving effect to the provisions of any Supplemental Agreement, and (ii) the amount of the monthly benefit in fact payable or accrued to the Participant or his Beneficiary under the Pension Plan. On the last day of each calendar year commencing on December 31, 2001, the Supplemental Pension Plan Benefit shall be an incremental monthly retirement benefit equal to the difference between (x) the amount of the monthly benefit accrued to the Participant or his Beneficiary under the Pension Plan, determined under the Pension Plan as in effect on the last day of such calendar year, but calculated without regard to any reduction in the Participant's compensation pursuant to the Deferred Compensation Plan, and as if the Pension Plan did not contain a provision (including any phase-in or extended wear away provision) implementing the Code Limitations, and after giving effect to the provisions of any Supplemental Agreement, and (y) the sum of (a) the amount of the monthly benefit in fact accrued to the Participant or his Beneficiary under the Pension Plan through the end of such calendar year, and (b) the sum of the Supplemental Pension Plan Benefits previously paid to the Participant pursuant to paragraph
3. For any Participant whose benefits become payable under the Pension Plan on or after January 1, 1995, the Supplemental Pension Plan Benefit includes any "Retirement Plan Augmentation Benefit" which the Participant shall have accrued under the Deferred Compensation Plan prior to the amendment of such Plan as of January l, 1991 to delete such Benefit. The acceptance by the Participant or his Beneficiary of any Supplemental Pension Plan Benefit pursuant to paragraph 3 shall constitute payment of the Retirement Plan Augmentation Benefit included therein for purposes of the Deferred Compensation Plan prior to such amendment.

         3. PAYMENT OF THE SUPPLEMENTAL PENSION PLAN BENEFIT.

                  A. A Participant's (or his Beneficiary's) Supplemental Pension Plan Benefit (calculated as provided in paragraph 2) shall be converted, at the end of each calendar year into a lump sum of equivalent actuarial value. The equivalent actuarial value at the end of each calendar year shall be determined by the actuary selected by Cleveland-Cliffs based on the 1971 TPF&C Forecast Mortality Table set back one year, the Pension Benefit Guaranty Corporation interest rate for immediate annuities in effect for December of such year (the "PBGC Rate"), and other factors then in effect for purposes of the Pension Plan.

                  B. A Participant's unpaid Supplemental Pension Plan Benefit accrued at December 30, 2000 shall be distributed to him as soon as practicable following such date. A Participant's incremental Supplemental Pension Plan Benefit accrued for each calendar year



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commencing with 2001 shall be distributed to him as soon as practicable following the end of such year.

         4. General.

                  A. (1) (1) The entire cost of this Supplemental Retirement Benefit Plan shall be paid from the general assets of one or more of the Employers. It is the intent of the Employers to so pay benefits under the Plan as they become due; provided, however, that Cleveland-Cliffs may, in its sole discretion, establish or cause to be established a trust account for any or each Participant pursuant to an agreement, or agreements, with a bank and direct that some or all of a Participant's benefits under the Plan be paid from the general assets of his Employer which are transferred to the custody of such bank to be held by it in such trust account as property of the Employer subject to the claims of the Employer's creditors until such time as benefit payments pursuant to the Plan are made from such assets in accordance with such agreement; and until any such payment is made, neither the Plan nor any Participant or Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, such assets. No liability for the payment of benefits under the Plan shall be imposed upon any officer, director, employee, or stockholder of Cleveland-Cliffs or other Employer.

                     (2) Notwithstanding the provisions of paragraph 4.A.(1), upon the earlier to occur of (a) a Change in Control of Cleveland-Cliffs (for purposes of the Plan the term "Change in Control" shall have the meaning set forth in the Cleveland-Cliffs Inc Voluntary Non-Qualified Deferred Compensation Plan (as amended and restated as of January 1, 2000) or any successor thereto) or (b) a declaration by the Board of Directors of Cleveland-Cliffs (the "Board") that a Change in Control is imminent, Cleveland-Cliffs shall promptly, to the extent it has not previously done so, and in any event within five (5) business days, transfer to KeyTrust Company of Ohio, N.A., as trustee ("Trustee") of Trust Agreement No. 7 ("Trust Agreement No. 7") dated April 9, 1991, as amended, between the Trustee and Cleveland-Cliffs, a sum equal to (aa) the present value on the date of the Change in Control (or on such fifth (5th) business day if the Board has declared a Change in Control to be imminent) of the payments to be made to the Participants under this Plan, such present value to be computed using the assumptions and factors used in the Plan, less (bb) the (balance in the Participant's account provided for in Section 7(b) of Trust Agreement No. 7) as of the most recent completed valuation thereof, as certified by the Trustee under Trust Agreement No. 7; provided, however, that if the Trustee does not so certify by the end of the fourth (4th) business day after the earlier of such Change in Control or declaration, then the balance of such account shall be deemed to be zero. Any payments of benefits by the Trustee pursuant to Trust Agreement No. 7 shall, to the extent thereof, discharge Cleveland-Cliffs' obligation to pay benefits hereunder, it being the intent of Cleveland-Cliffs that assets in such Trust be held as security for Cleveland-Cliffs' obligation to pay benefits under this Plan.

                  B. No right or interest of a Participant or his Beneficiary under this Supplemental Retirement Benefit Plan shall be anticipated, assigned (either at law or in equity) or alienated by the Participant or his Beneficiary, nor shall any such right or interest be subject to attachment, garnishment, levy, execution or other legal or equitable process or in any manner be liable for or subject to the debts of any Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber


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his benefits under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then Cleveland-Cliffs may terminate his interest in any such benefit and hold or apply it to or for his benefit or the benefit of his spouse, children or other person or persons in fact dependent upon him, or any of them, in such a manner as Cleveland-Cliffs may deem proper; provided, however, that the provisions of this sentence shall not be applicable to the surviving spouse of any deceased Participant if Cleveland-Cliffs consent: to such inapplicability, which consent shall not unreasonably be withheld.

                  C. Employment rights shall not be enlarged or affected hereby. The Employers shall continue to have the right to discharge or retire a Participant, with or without cause.

                  D. Notwithstanding any other provisions of this Plan to the contrary, if Cleveland-Cliffs determines that any Participant may not qualify as a "management or highly compensated employee" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or regulations thereunder, Cleveland-Cliffs may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan. Upon such determination, the Employer shall make an immediate lump sum payment to the Participant equal to his then vested Supplemental Benefit. Upon such payment, no benefits shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, and all of the Participant's elections as to the time and manner of payment of his Supplemental Benefit shall be deemed to be canceled.

         5. ADOPTION OF SUPPLEMENTAL RETIREMENT BENEFIT PLAN. Any member of the Controlled Group or any Affiliate which is an employer under the Pension Plan may become an Employer hereunder with the written consent of Cleveland-Cliffs if such member or such Affiliate executes an instrument evidencing its adoption of the Supplemental Retirement Benefit Plan and files a copy thereof with Cleveland-Cliffs. Such instrument of adoption may be subject to such terms and conditions as Cleveland-Cliffs requires or approves.

         6. MISCELLANEOUS. A. A. The Plan shall be administered by the plan administrator (the "Administrator"). The Administrator shall have the sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance thereof, but without limiting the foregoing, the Administrator is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Administrator):

                  (1) To resolve all questions (including factual questions)
            arising under the provisions of the Plan as to any individual's entitlement to become a Participant;


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                  (2) to determine the amount of benefits, if any, payable to any person under the Plan (including to the extent necessary, making factual findings with respect thereto); and

                  (3) to conduct the review procedures specified in paragraph
            6.D.

All decisions of the Administrator as to the facts of any case, and the application thereof to any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby. The Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to Cleveland-Cliffs. The Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Administrator shall act in respect of his own benefits. All elections, notices and directions under the Plan by a Participant shall be made on such forms as the Administrator shall prescribe.

                  B. Cleveland-Cliffs shall be the "Administrator" and the "Plan Sponsor" under the Plan for purposes of ERISA.

                  C. Except to the extent federal law controls, all questions pertaining to the construction, validity and effect of the provisions hereof shall be determined in accordance with the laws of the State of Ohio.

                  D. Whenever there is denied, whether in whole or in part, a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant"), the Administrator shall transmit a written notice of such decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Administrator a written request therefor, which request shall contain the following information:

                     (1) the date on which the Claimant's request was filed with the Administrator; provided, however, that the date on which the Claimant's request for review was in fact filed with the Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

                     (2) the specific portions of the denial of his claim which the Claimant requests the Administrator to review;

                     (3) a statement by the Claimant setting forth the basis
                  upon which he believes the Administrator should reverse the previous denial of his claim for benefits and accept his claim as made; and


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                     (4) any written material (offered as exhibits) which the
                  Claimant desires the Administrator to examine in its consideration of his position as stated pursuant to clause (3) above.

Within 60 days of the date determined pursuant to clause (1) above, the Administrator shall conduct a full and fair review of the decision denying the Claimant's claim for benefits. Within 60 days of the date of such hearing, the Administrator shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

                  E. Supplemental Pension Plan Benefits shall be subject to applicable withholding and such other deductions as shall at the time of payment be required or appropriate under any Federal, State or Local law. In addition, Cleveland-Cliffs may withhold from a Participant's "other income" (as hereinafter defined) any amount required or appropriate to be currently withheld from such Participant's other income pursuant to any Federal, State or Local law. For purposes of this subparagraph E, "other income" shall mean any remuneration currently paid to a Participant by an Employer.

                  7. AMENDMENT AND TERMINATION. A. A. Cleveland-Cliffs has reserved and does hereby reserve the right to amend, at any time, any or all of the provisions of the Supplemental Retirement Benefit Plan for all Employers, without the consent of any other Employer or any Participant, Beneficiary or any other person. Any such amendment shall be expressed in an instrument executed by Cleveland-Cliffs and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution.

                  B. Cleveland-Cliffs has reserved, and does hereby reserve, the right to terminate the Supplemental Retirement Benefit Plan at any time for all Employers, without the consent of any other Employer or of any Participant, Beneficiary or any other person. Such termination shall be expressed in an instrument executed by Cleveland-Cliffs and shall become effective as of the date designated in such instrument, or if no date is specified, on the date of its execution. Any other Employer which shall have adopted the Plan may, with the written consent of Cleveland-Cliffs, elect separately to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to it, but it shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder. Any such withdrawal and termination shall be expressed in an instrument executed by the terminating Employer and shall become effective as of the date designated in such instrument or, if no date is specified, on the date of its execution.

                  C. Notwithstanding the foregoing provisions hereof, no amendment or termination of the Supplemental Retirement Benefit Plan shall, without the consent of the Participant, adversely affect the accrued benefit under the Plan of such Participant. Upon any termination of the Plan, each affected Participant's Supplemental Benefit shall be determined and distributed to him or, in the case of his death, to his Beneficiary as provided in paragraph 3 above. Anything in this Plan to the contrary notwithstanding, upon termination of the Plan the value of a Participant's unpaid Supplemental Pension Plan Benefit shall be distributed in a lump sum to such Participant as soon as practicable following such Termination, conditioned upon the


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execution and delivery by such Participant to the Company of a receipt and release satisfactory to the Company.

         8. EFFECTIVE DATE. The amended and restated Supplemental Retirement Benefit Plan shall be effective as of January 1, 2001.



            IN WITNESS WHEREOF, Cleveland-Cliffs Inc, pursuant to the order of its Board of Directors, has executed this amended and restated Supplemental Retirement Benefit Plan at Cleveland, Ohio, as of the first day of January, 2001.

                               CLEVELAND-CLIFFS INC


                               By:  /s/ R. L. Kummer
                                    --------------------------------------
                                    Vice President - Human Resources





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                                    EXHIBIT A
                                    ---------


PENSION PLANS
-------------

Pension Plan for Salaried Employees of Cleveland-Cliffs Inc

Pension Plan for Salaried Employees of the Cleveland-Cliffs Iron Company and its Associated Employers

Retirement Plan for Salaried Employees of Northshore Mining Company and Silver Bay Power Company




























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